EXHIBIT 99.1

CONTACT: GARRY O. RIDGE

PHONE: 619-275-9324

WD-40 COMPANY REPORTS FIRST QUARTER SALES UP 10%, NET INCOME UP 9.4%

SAN DIEGO, Jan 09, 2008 / — WD-40 Company (Nasdaq: WDFC) today reported results for the first quarter ended November 30, 2007.

Summary

■	Net sales increased 10.0% to $79.2 million for the first quarter compared to the prior year first quarter.

■

First quarter lubricant sales were $57.3 million, up 17.2% versus the same quarter last year. Household products quarter sales were $20.1 million, down 5.7%. First quarter hand cleaner sales were $1.7 million, flat with the prior year quarter.

■

Americas region first quarter sales were $43.6 million, down 3.5% compared to the first quarter last year. Europe sales in the first quarter were $28.4 million, up 29.7%. Asia-Pacific quarter sales were $7.2 million, up 46.1%.

■	Gross margin was 47.3% in the first quarter compared to 47.9% in the same quarter last year.

■	Net income for the first quarter was $6.2 million, up 9.4% over the prior year first quarter.

■	Earnings per share for the first quarter was 36 cents, up 10.4% versus the prior year quarter.

“We had a solid first quarter and are on track for the year,” said Garry O. Ridge, WD-40 Company president and chief executive officer. “ During the first quarter, our sales figures clearly represent the results of our on-going strategy to diversify the company across brands, borders and trade channels,” Ridge said. “In fact, in the first quarter, 67% of WD-40(R) brand sales and 56% of our total sales were outside the United States, proving we are truly a global company.”

“In the Americas, Latin America sales growth was offset by declines in the US and Canada,” Ridge said.

“We were pleased with our progress in Europe which achieved double digit sales growth in all of our markets with the exception of the UK, which was off slightly from last year,” Ridge said.

“We had a very strong quarter in Asia/Pacific and saw growth in our key markets, including Australia, Singapore, Malaysia and the Philippines,” Ridge said. “We also had a good quarter in China – early evidence that our shift to direct operations there was a sensible move.”

Gross margin during the first quarter was 47.3% of sales compared to 47.9% in the first quarter last year.

“We continue to be concerned about the rising costs of oil, plastic, and steel. These factors affect us in our cost of goods across all our markets as well as in freight.” Ridge said. “Our push to improve our margins through innovation, the evolution of our supply chain, and price increases where necessary have helped but have not yet been enough to mitigate the underlying cost increases.”

In an effort to leverage innovation to deliver added value to customers as well as address gross margin concerns, WD-40 Company plans to convert many WD-40 can sizes in the United States to the WD-40 Smart Straw format. The WD-40 Smart Straw features a permanently attached straw that flips up to provide either a pinpoint stream or a wide spray that solves the number one complaint about WD-40 — losing the little red straw. WD-40 Company will begin the U.S. Smart Straw conversion in the third quarter of fiscal 2008. As a result, WD-40 Company will not see the full impact of this change in fiscal 2008.

“The WD-40 Smart Straw has earned consumer acceptance in many countries around the world by delivering added convenience,” Ridge said, “so we’re optimistic about this logical next step in the progress of the brand.”

Fiscal Year 2008 Guidance

As previously announced, WD-40 Company expects fiscal year 2008 net sales to grow 7%-10% to $329-$339 million. The company expects net income of $31.1-$32.8 million in 2008, achieving earnings per share of $1.83 to $1.93 based on an estimated 17.0 million shares outstanding.

Outlook through 2011

WD-40 Company also released its four-year outlook, and expects total sales to grow at a compound annual rate of 6.7% to 8.7% per year through fiscal year 2011. The company expects net income to grow at a compound annual rate of 9.0% to 11.1% per year over that same period and earnings per share to increase between 9.4% and 11.5%. Investors can find a link to the company’s four-year outlook on the home page of the investor relations website at www.wd40.com/ir/.

Dividend

As previously announced, the board of directors declared on December 11, 2007 the regular quarterly dividend of $0.25 per share, payable January 31, 2008 to shareholders of record on January 8, 2008.

WD-40 Company’s 10-Q will be filed on January 9, 2008.

WD-40 Company, with headquarters in San Diego, is a global consumer products company dedicated to building brand equities that are first or second choice in their respective categories. The company will leverage and build the brand fortress of WD-40 Company by developing and acquiring brands that deliver a unique high value to end users and that can be distributed across multiple trade channels in one or more areas of the world. WD-40 Company produces multi-purpose lubricants, WD-40®, and 3-IN-ONE®, the Lava® and Solvol® brands of heavy-duty hand cleaners, and household products 2000 Flushes®, X-14®, Carpet Fresh®, Spot Shot® and 1001®. WD-40 Company markets its products in more than 160 countries worldwide and recorded sales of $307.8 million in fiscal 2007. Additional information about WD-40 Company can be obtained online at http://www.wd40.com.

Except for the historical information contained herein, this news release contains forward-looking statements concerning WD-40 Company’s outlook for sales, earnings, dividends and other financial results. These statements are based on an assessment of a variety of factors, contingencies and uncertainties considered relevant by WD-40 Company. Forward-looking statements involve risks and uncertainties, which cause actual results to differ materially from the forward-looking statements, including the impact from cost of goods, the impact of new product innovations, foreign exchange rates and fluctuating market conditions, both in the United States and internationally. The company’s expectations, beliefs and projections are expressed in good faith and are believed by the company to have a reasonable basis, but there can be no assurance that the company’s expectations, beliefs or projections will be achieved or accomplished.

The risks and uncertainties are detailed from time to time in reports filed by WD-40 Company with the SEC, including Forms 8-K, 10-Q, and 10-K, and readers are urged to carefully review these and other documents.

WD-40 Company

Consolidated Condensed Statements of Operations

(unaudited)

	Three Months Ended November 30,
	2007	2006
Net sales	$79,150,000	$71,956,000
Cost of products sold(1)	41,680,000	37,483,000

Gross profit	37,470,000	34,473,000
Operating expenses:
Selling, general and administrative	21,224,000	19,055,000
Advertising and sales promotion	6,640,000	5,642,000
Amortization of intangible asset	152,000	141,000

Income from operations	9,454,000	9,635,000
Other (expense) income:
Interest expense, net	(406,000)	(681,000)
Other income (expense), net	312,000	(91,000)

Income before income taxes	9,360,000	8,863,000
Provision for income taxes	3,130,000	3,169,000

Net income	$6,230,000	$5,694,000

Earnings per common share:
Basic	$0.37	$0.33

Diluted	$0.36	$0.33

Weighted-average common shares outstanding, basic	16,889,137	17,022,286

Weighted-average common shares outstanding, diluted	17,092,792	17,241,140

Dividends declared per share	$0.25	$0.22

(1)	Includes cost of products acquired from related party of $6,681,000 and $5,191,000 for the three months ended November 30, 2007 and 2006, respectively.

WD-40 Company

Consolidated Condensed Balance Sheets

(unaudited)

	November 30, 2007	August 31, 2007
Assets
Current assets:
Cash and cash equivalents	$50,364,000	$61,078,000
Trade accounts receivable, less allowance for doubtful accounts of $352,000 and $369,000	47,377,000	47,204,000
Product held at contract packagers	1,617,000	1,447,000
Inventories	15,673,000	13,208,000
Current deferred tax assets, net	4,155,000	4,145,000
Other current assets	5,297,000	3,489,000

Total current assets	124,483,000	130,571,000
Property, plant and equipment, net	9,238,000	8,811,000
Goodwill	96,514,000	96,409,000
Other intangibles, net	42,527,000	42,543,000
Investment in related party	1,056,000	1,015,000
Other assets	3,763,000	3,837,000

	$277,581,000	$283,186,000

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$10,714,000	$10,714,000
Accounts payable	18,825,000	21,854,000
Accounts payable to related party	2,771,000	1,506,000
Accrued liabilities	13,271,000	12,780,000
Accrued payroll and related expenses	4,350,000	6,906,000
Income taxes payable	871,000	97,000

Total current liabilities	50,802,000	53,857,000
Long-term debt	32,143,000	42,857,000
Deferred employee benefits and other long-term liabilities	4,778,000	2,195,000
Long-term deferred tax liabilities, net	15,602,000	16,005,000

Total liabilities	103,325,000	114,914,000

Shareholders’ equity:
Common stock, $.001 par value, 36,000,000 shares authorized — 17,986,430 and 17,883,299 shares issued; and 16,951,732 and 16,848,601 shares outstanding	18,000	18,000
Paid-in capital	78,281,000	74,836,000
Retained earnings	119,711,000	118,260,000
Accumulated other comprehensive income	8,592,000	7,504,000
Common stock held in treasury, at cost (1,034,698 shares)	(32,346,000)	(32,346,000)

Total shareholders’ equity	174,256,000	168,272,000

	$277,581,000	$283,186,000

WD-40 Company

Consolidated Condensed Statements of Cash Flows

(unaudited)

	Three Months Ended November 30,
	2007	2006
Cash flows from operating activities:
Net income	$6,230,000	$5,694,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	931,000	924,000
(Gains) losses on sales and disposals of property and equipment	(4,000)	8,000
Deferred income tax expense	(535,000)	550,000
Excess tax benefits from exercise of stock options	(147,000)	(71,000)
Distributions received and equity (earnings) from related party, net	(41,000)	30,000
Stock-based compensation	493,000	423,000
Changes in assets and liabilities:
Trade accounts receivable	508,000	4,517,000
Product held at contract packagers	(170,000)	80,000
Inventories	(2,317,000)	(241,000)
Other assets	(1,799,000)	720,000
Accounts payable and accrued expenses	(5,509,000)	497,000
Accounts payable to related party	1,265,000	407,000
Income taxes payable	995,000	733,000
Deferred employee benefits and other long-term liabilities	2,006,000	27,000

Net cash provided by operating activities	1,906,000	14,298,000

Cash flows from investing activities:
Purchases of short-term investments	(51,325,000)	(59,075,000)
Sales of short-term investments	51,325,000	59,075,000
Capital expenditures	(1,032,000)	(550,000)
Proceeds from sales of property and equipment	41,000	39,000

Net cash used in investing activities	(991,000)	(511,000)

Cash flows from financing activities:
Repayments of long-term debt	(10,714,000)	(10,714,000)
Proceeds from issuance of common stock	2,784,000	1,633,000
Excess tax benefits from exercise of stock options	147,000	71,000
Dividends paid	(4,215,000)	(3,747,000)

Net cash used in financing activities	(11,998,000)	(12,757,000)

Effect of exchange rate changes on cash and cash equivalents	369,000	200,000

(Decrease) increase in cash and cash equivalents	(10,714,000)	1,230,000
Cash and cash equivalents at beginning of period	61,078,000	45,206,000

Cash and cash equivalents at end of period	$50,364,000	$46,436,000

WD-40 Company

Consolidated Condensed Statements of Comprehensive Income

(unaudited)

	Three Months Ended November 30,
	2007	2006
Net income	$6,230,000	$5,694,000
Other comprehensive income:
Equity adjustment from foreign currency translation, net of tax provision (benefit) of $45,000 and ($24,000) for the three months ended November 30, 2007 and 2006, respectively	1,088,000	1,316,000

Total comprehensive income	$7,318,000	$7,010,000